EXHIBIT 4.34.1

                              VALUESTAR CORPORATION
                                  FIRST AMENDED
                          REGISRATION RIGHTS AGREEMENT

         THIS FIRST AMENDED REGISTRATION AGREEMENT (this "Agreement") is dated effective as of January 4, 2001 (the "Effective Date"), by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), DAVRIC CORPORATION, a Nevada corporation ("Davric"), eCOMPANIES VENTURE GROUP, L.P., a Delaware limited partnership ("eCompanies"), HULL OVERSEAS LTD., a British Virgin Islands limited partnership ("Hull Overseas") J. M. HULL ASSOCIATES, LP, a Delaware limited partnership (Davric, eCompanies, Hull Overseas and Hull Associates, a "Holder," and collectively, all such individuals and entities, the "Holders"), and such entities or individuals set forth on Schedule 1 attached hereto and incorporated herein by reference that the Company may designate as additional parties to this Agreement (each such entity and individual, a "Purchaser," and all such individuals and entities, the "Purchasers") who have entered into the ValueStar Corporation Series CC Preferred Stock and Warrant Purchase Agreement dated on even date herewith ("Series CC Purchase Agreement").

                                     RECITAL

         In consideration of the Company's sale of certain securities to the Purchasers in accordance with the terms and provisions set forth in the Series CC Purchase Agreement, the Holders desire to amend the Registration Rights Agreement originally entered into by the Holders and other purchasers of the Company's Series C Preferred Stock on September 14, 2000 (the "Rights Agreement") in accordance with the terms set forth in this Agreement. All capitalized terms not defined herein shall have the meanings established in the Rights Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

         1. Amendments to Rights Agreement. The Holders hereby agree and give their consent as required under Section 4(a) of the Rights Agreement to the following amendments to the Rights Agreement:

         a.  Addition  of  Purchasers  as  Parties  to  Rights  Agreement.   The
definition of "Holder" for purposes of the Rights Agreement, as amended hereby, shall include the Purchasers.

         b.  Definition of Common  Stock.  The  definition of "Common  Stock" in
Section 1 of the Rights Agreement is hereby amended to read in full as follows:

                  "Common Stock" means any and all (i) common stock of the Company issued or issuable upon conversion of the Company's Series C Convertible Preferred Stock (ii) common stock of the Company issued or issuable upon conversion of the Company's Series CC Convertible Preferred Stock; (iii) common stock of the Company issued or issuable upon exercise of the Warrants, (iv) common stock of the Company issued or issuable upon exercise of the warrants issued to the Purchasers under the Series CC Purchase Agreement and any warrants issued to finders of Purchasers as contemplated by the Series CC Purchase Agreement (collectively, (i), (ii), (iii) and (iv) the "Stock"); (iii) common stock of the Company issued as a dividend or other distribution with respect to or in replacement of the Stock, and (vi) any common stock issued in any combination or subdivision of the Stock. In determining the amount of Common Stock held by any Person, the sum of (i), (ii), (iii), (iv), (v) and (vi) shall be used and a Person shall be deemed to "hold" all Common Stock then held by and/or issuable to such Person.

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         c. Definition of Series CC Purchase Agreement. The following definition is hereby added to Section 1 of the Rights Agreement:

                  "Series CC Purchase Agreement" means the Series CC Preferred Stock and Warrant Purchase Agreement dated as of January __, 2000 by and among the Company and the purchaser's of the Company's Series CC Convertible Preferred Stock and warrants to purchase the Company's Common Stock."



                            [signature page follows]


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              Signature Page to ValueStar Corporation First Amended
                         Registration Rights Agreement

     (Individual Pages Differ as to Purchaser Name and Personal Information)

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                           VALUESTAR CORPORATION

                                           By:    /s/ James Stein
                                               ----------------------------
                                           Name:  James Stein
                                           Its:   Chief Executive Officer

                                           DAVRIC CORPORATION

                                           By:    /s/ Jerry E. Polis
                                               ----------------------------
                                           Name:  Jerry E. Polis
                                           Title: President

                                           eCOMPANIES VENTURE GROUP, L.P.

                                           By:    /s/ Steven Ledger
                                               ----------------------------
                                           Name:  Steven Ledger
                                                  Managing General Partner

                                           Hull Overseas Ltd.

                                           By:    /s/ J. Mitchell Hull
                                               ----------------------------
                                           Name:  J. Mitchell Hull
                                           Title: President

                                           J. M. Hull Associates, LP

                                           By:    /s/ J. Mitchell Hull
                                               ----------------------------
                                           Name:  J. Mitchell Hull
                                           Title: President

                                           Purchasers:

                                           By:
                                               ----------------------------
                                           Printed Name:
                                                         ------------------
                                           Title:
                                               ----------------------------



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